UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	VXRT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Financial Information and Corporate Update

On May 3, 2021, Vaxart, Inc. (the “Company” or “Vaxart”) reported financial results for the first quarter ended March 31, 2021 and provided a corporate update. As part of this update, the Company announced that it plans to initiate several clinical and pre-clinical COVID-19 vaccine studies as it continues the development of its multivariant COVID-19 vaccine candidate portfolio.

Recent Business Highlights

Clinical and Pre-Clinical

COVID-19

●	Vaxart announced the results from its VXA-CoV2-1 Phase I clinical trial in 35 subjects:

o	Generally well-tolerated with no severe adverse events reported.

o	Triggered multiple immune responses against SARS-CoV2 antigens, including:

■
Inducing a high percentage of responding CD8+ T cells against both Spike (S) and Nucleoprotein (N) proteins, which may provide long-lasting cross-reactive protection against current and future strains of the virus due to the vaccine’s more conserved target.

■	An increase in proinflammatory Th1 cytokines, which are responsible for orchestrating the immune response to viral infection.

●	Next steps

o	Pre-clinical studies:

■
Several studies with our S and N and S-only constructs in multiple animal models are ongoing or will begin soon, testing attributes of our vaccine candidates such as impact on infection, illness, shedding, transmission, and cross-variant protection.

o	Clinical studies:

■
A Phase II trial of VXA-CoV2-1, our vaccine encoding both the S and the N proteins, is expected to start mid-year 2021 instead of 2Q. The delay is due to manufacturing issues at the Baltimore contract manufacturing facility, the same facility where other COVID-19 vaccine manufacturers have also reported issues.

■
Manufacturing of our vaccines is currently underway at the Company’s other manufacturing partner, and at our own GMP facility. We are also evaluating additional manufacturing partners both in the U.S. and abroad.

■	Phase I/II studies of two S-only vaccine constructs targeting different variants are planned to begin in 3Q 2021.

■	Boosting studies with previously vaccinated or infected subjects are also planned for 2H 2021.

■	Trials in India and Latin America are expected to initiate in 2021.

Norovirus

Norovirus is a highly infectious illness that affects around 20 million Americans annually, and it has an annual economic impact of approximately $10.5 billion in the United States. Vaxart plans to progress its oral norovirus vaccine program with the initiation of four clinical trials in 2021:

●
A booster dose in a subset of subjects who participated in the prior Phase 1b bivalent study will assess the safety, tolerability and immunogenicity of this dose approximately 18 months after initial dosing. Dosing is completed, and results will be reported by mid-year 2021.

●	A booster ranging trial designed to assess the safety, tolerability, immunogenicity, and efficacy of 2-dose vaccination schedule (4, 8, and 12 weeks apart) started recently.

●
An age escalation trial in subjects over 65 years old designed to assess the safety, tolerability, immunogenicity, and efficacy of 2 dose levels of vaccine with a 2-dose vaccination schedule (4 weeks apart) planned to start in 3Q 2021.

●	A Phase 2 challenge study is planned to start later this year.

Vaxart also released data from a poll it commissioned, which surveyed 1,500 subjects and found that as many as an additional 19 million Americans would decide to get vaccinated against COVID-19 if they had an oral tablet option.

●	The poll suggested as many as an additional 4 million Black, 3 million rural, 2 million Hispanic and 1.5 million Asian Americans would take a pill COVID-19 vaccine.

●	7 in 10 said they would prefer taking a vaccine pill rather than getting injected with a vaccine.

Corporate

●
Vaxart appointed David Wheadon, M.D., to its Board of Directors. Dr. Wheadon is a health policy leader and physician with more than three decades of global experience in the pharmaceutical industry coordinating the interests of public companies, trade groups, and regulators.

●
Dr. Rajesh Kapoor joined Vaxart as the SVP Quality. Dr. Kapoor brings 30 years of domestic and international experience with small and large companies covering aseptic and non-aseptic Quality Operations encompassing vaccines, biologics, drugs, APIs, clinical Quality Assurance, and radiopharmaceuticals.

Cash, Cash Equivalents, and Marketable Securities Balance

Vaxart ended the quarter with cash, cash equivalents, and available-for-sale debt securities of $177.3 million, compared to $126.9 million as of December 31, 2020. The increase was primarily due to receipts of $65.7 million from the Company’s $250 million at-the-market facility entered into in October 2020 and $1.9 million from the exercise of warrants and options, partially offset by $16.6 million of cash used in operations and $0.6 million spent on property and equipment.

Financial Results for the Three Months Ended March 31, 2021

Vaxart reported a net loss of $16.0 million for the first quarter of 2021 compared to $1.3 million for the first quarter of 2020. Net loss per share for the first quarter of 2021 was $0.14, compared to a net loss of $0.02 in the first quarter of 2020. The increase in net loss per share was due to the increase in net loss partially offset by the increase in the weighted average number of shares outstanding.

Revenue for the first quarter of 2021 was $506,000 compared to $2.9 million in the first quarter of 2020. The decrease was principally due to a reduction in royalty revenue related to Inavir sales in Japan as a result of abnormally low incidences of seasonal influenza.

Research and development expenses were $10.1 million for the first quarter of 2021 compared to $1.5 million for the first quarter of 2020. The increase was mainly due to manufacturing and clinical trial expenses related to the COVID-19 and norovirus vaccine candidates.

General and administrative expenses were $5.9 million for the first quarter of 2021 compared to $2.0 million for the first quarter of 2020. The increase was mainly due to higher legal and insurance expenses, and an increase in headcount and related costs.

Vaxart’s Unaudited Condensed Consolidated Balance Sheets as of March 31, 2021 and Condensed Consolidated Statements of Income for the Three Months ended March 31, 2021 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

New Phase 1 Data and Corporate Presentation

On May 3, 2021, the Company will present new Phase 1 data from its COVID-19 clinical trial suggesting that VaX-CoV2-1, the Company’s first COVID-19 oral vaccine, has broad cross-variant and cross-coronavirus activity. Data obtained from the Phase 1 study were compared to data from volunteers vaccinated with the Moderna or Pfizer mRNA vaccine distributed under emergency use authorizations (EUAs). The Company measured the T-cell responses in 9 volunteers vaccinated with the mRNA vaccines under EUAs and compared them in the same assays at the same timepoints to T-cell responses induced in subjects participating in the Company’s clinical trial (N=26 paired samples, or N=7 in the sub-study). This was not a direct head-to-head study. A copy of the Company’s updated Corporate Presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The corporate presentation will also be available on the Company’s website.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data (including plans with respect to the COVID-19 vaccine product candidates); expectations relating to Vaxart’s relationship with Emergent BioSolutions, Inc., Kindred Biosciences and Attwill Medical Solutions Sterilflow, LP, including their ability to produce cGMP vaccines and the timing thereof; Vaxart’s expectations with respect to the important advantages it believes its oral vaccine platform can offer over injectable alternatives, particularly for coronaviruses such as SARS, MERS and SARS-CoV-2; expectations regarding Vaxart’s ability to develop effective vaccines against new and emerging variant strains; expectations regarding the timing and nature of future developments and announcements, including those related to trials and studies; the potential applicability of results seen in our preclinical studies or trials to those that may be seen in humans or clinical trials; the expected role of mucosal immunity in blocking transmission of COVID-19; and Vaxart’s expectations with respect to the effectiveness of its product candidates, including Vaxart’s potential role in mitigating the impact of COVID-19. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control, including the ongoing COVID-19 pandemic; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1
Vaxart, Inc. Unaudited Condensed Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020 and Condensed Consolidated Statements of Operations for the Three Months ended March 31, 2021 and 2020

99.2	Vaxart, Inc. Corporate Presentation, dated May 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: May 3, 2021
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer